SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2006
LOUDEYE CORP.
(Exact name of Registrant as specified in its charter)

Delaware	0-29583	91-1908833
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1130 Rainier Avenue South
Seattle, Washington	98144
(Address of principal executive offices)	(Zip Code)
(206) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On August 7, 2006, Loudeye Corp. (“Loudeye”), Nokia Inc. (“Nokia”), and Loretta Acquisition Corporation, a wholly-owned subsidiary of Nokia (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
The Merger Agreement
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Loudeye, with Loudeye continuing as the surviving corporation and a wholly-owned subsidiary of Nokia (the “Merger”). At the effective time and as a result of the Merger each share of Loudeye common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and extinguished and automatically converted into the right to receive $4.50 in cash, without interest.
     Nokia is not assuming any of Loudeye’s stock option plans or agreements and, as a result and pursuant to the terms of Loudeye’s applicable stock option plans or agreements, all unvested options to purchase Loudeye common stock will vest in full effective immediately prior to the closing of the Merger. All of the options to purchase Loudeye common stock that are vested as of the effective time of the Merger, including those options that vest as a result of the Merger, will be terminated in consideration for a cash payment equal to the product of (1) the excess, if any, of $4.50 over the applicable option exercise price and (2) the number of shares of Loudeye common stock subject to such option. Following the effective time of the Merger, all warrants to purchase Loudeye common stock will represent only the right, upon exercise thereof, to receive the merger consideration payable with respect to the shares of Loudeye common stock previously issuable under such warrants immediately prior to the effective time.
     Loudeye has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course and in substantially the same manner as previously conducted during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.
     Consummation of the Merger is subject to satisfaction or waiver (if applicable) of a number of conditions, including:
•	approval of Loudeye’s stockholders,

•	the absence of a material adverse effect with respect to Loudeye. A material adverse effect with respect to Loudeye is defined in the Merger Agreement to specifically include, among other things, the loss of more than 30 employees, the loss (or reasonable likelihood of loss) of 30% of the value of Loudeye’s current customer base and Loudeye’s failure to have a minimum cash balance (including cash equivalents, marketable securities and restricted cash) of $10.0 million as of October 31, 2006 before certain transaction related expenses,

•	receipt of third party consents to the continuation, modification, extension and/or termination of certain specified contracts, including the consent of the major record labels to continue to license content to Loudeye on substantially the same terms for a period of 12 months following the closing date of the Merger,

•	absence of any law or order prohibiting the closing, and

•	expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals.
In addition, each party’s obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated in its entirety into this current report on Form 8-K by reference.
Voting and Other Agreements
     Concurrently with entering into the Merger Agreement, Nokia entered into a voting agreement with Loudeye’s directors and certain officers. These voting agreements provide that the directors and officers will vote their shares, which represented approximately two percent (2%) of Loudeye’s outstanding shares as of March 2006, in favor of the Merger. The Voting Agreements terminate on the earlier of (i) the date of the Merger or (ii) termination of the Merger Agreement in accordance with its terms (including if Loudeye terminates the Merger Agreement to accept a superior offer).
     Also, simultaneously with the execution of the Merger Agreement, certain key Loudeye employees entered into employment-related agreements with Nokia (which contain non-competition and non-solicitation provisions), which agreements will take effect as of the effective time of the Merger.
     The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events.
     A joint press release announcing the execution of the Merger Agreement was issued on August 8, 2006. A copy of that joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Loudeye has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to Loudeye stockholders. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Loudeye with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Loudeye by going to Loudeye’s corporate website at www.loudeye.com or by contacting: Investor Relations, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.
     Loudeye and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Loudeye’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC with respect to Loudeye’s 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of August 7, 2006, by and among Loudeye Corp., Loretta Acquisition Corporation and Nokia Inc.

10.1	Form of Voting Agreement among Loudeye Corp., Nokia Inc., and Loudeye directors and certain officers.

99.1	Joint press release issued by Loudeye Corp. and Nokia Inc. on August 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2006

Loudeye Corp.

By:	/s/ MICHAEL A. BROCHU

Michael A. Brochu
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of August 7, 2006, by and among Loudeye Corp., Loretta Acquisition Corporation and Nokia Inc.

10.1	Form of Voting Agreement among Loudeye Corp., Nokia Inc., and Loudeye directors and certain officers.

99.1	Joint press release issued by Loudeye Corp. and Nadia Inc. on August 8, 2006.